Exhibit 4.3

Execution Copy

HSBC FINANCE CORPORATION

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., TRUSTEE

______________

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 3, 2010

Supplemental to Indenture

Dated as of December 17, 2008

______________

Senior Subordinated Notes

FIRST SUPPLEMENTAL INDENTURE, dated as of the 3rd day of December, 2010 (hereinafter called the “First Supplemental Indenture”), between HSBC FINANCE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (hereinafter sometimes called the “Trustee”), as Trustee under the indenture of the Company, dated as of December 17, 2008 (such indenture is hereinafter called the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Indenture provides for the issuance from time to time of unsecured and subordinated debentures, notes or other evidences of indebtedness of the Company in one or more series in an unlimited aggregate principal amount;

WHEREAS, Section 10.01 of the Indenture provides, among other things, that the Company and the Trustee may amend the Indenture to (1) establish the form or terms of Notes of any series as permitted by Section 2.01 of the Indenture, (2) add to the covenants of the Company, and (3) to cure any ambiguity or make any change that does not adversely affect the interests of the Holders of Notes of any series in any material respect;

WHEREAS, as contemplated by Section 10.01 of the Indenture, the Company and the Trustee desire to amend and supplement the terms of the Indenture to allow for the issuance of Notes in reliance on Rule 144A and Regulations S, which will not be registered at the time of issuance under the Securities Act of 1933, as amended (the “Securities Act”),  and for their subsequent exchange for Exchange Notes, to make certain other related changes to the Indenture that will not adversely effect the interests of the Holders of Notes of any series in any material respect; and

WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this First Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises and the sum of One Dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time, on and after the date hereof, of the Notes (and of the coupons, if any, appertaining thereto) or of a series thereof, as follows:

Section 1. Definitions

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:  (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

Section 2. Amendments to Certain Provisions

Certain provisions of the Indenture are amended as follows:

(a)           Amendments to Recitals

(i)           The “General Form of Reverse of Note” in the Recitals in the Indenture shall be amended by adding the phrase "and Additional Interest, if any" immediately after "accrued interest"  at the end of the second and third paragraphs relating to redemption.

(ii)           The following paragraph shall be added to the paragraph ending “as requested by the Holder surrendering the same.” in the “General Form of Reverse of Note” in the Recitals in the Indenture:

“[If applicable, insert- In addition to the rights provided to Holders under the Indenture, Holders of these Notes will have the rights set forth in the Registration Rights Agreement, including the right to receive Additional Interest.]”

(b)           Amendments to Article I

(i)           The following definitions shall be added to Section 1.01 and replace any existing definitions (as applicable) in the Indenture prior to the date hereof, each in appropriate alphabetical order:

“144A Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount of the Notes of a particular series sold in reliance on Rule 144A.

“Additional Interest” means any additional interest due and payable on any series of Notes pursuant to a Registration Rights Agreement applicable to such Series.  Unless the context otherwise requires, the term “interest,” when used in this Indenture with respect to any series of Notes as to which Additional Interest is due and payable, shall mean the interest payable in accordance with the terms of such Note plus such Additional Interest.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and regulations of the Depositary that apply to such transfer or exchange.

“Broker-Dealer” has the meaning set forth in the applicable Registration Rights Agreement.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Dealer Manager” has the meaning set forth in any Registration Rights Agreement, if applicable.

“Depositary” means, with respect to any series of Notes issuable in global form, the person specified as the Depositary with respect to such series pursuant to Section 3.01, and any and all successors appointed as Depositary under the Indenture and having become such under the Indenture.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor thereto.

“Exchange Notes” means any Notes containing terms identical to Notes of a particular series bearing a Private Placement Legend (except that such Exchange Notes shall be registered under the Securities Act and shall not include a Private Placement Legend) that are issued and exchanged for any such Notes pursuant to the applicable Registration Rights Agreement in an Exchange Offer in accordance with Section 2.13(c).

“Exchange Offer” has the meaning set forth in the applicable Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the applicable Registration Rights Agreement.

“First Supplemental Indenture” means the First Supplemental Indenture, dated as of December 3, 2010, to the Indenture.

“Global Notes” means, individually and collectively, any Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee and that bears the legend set forth in Section 2.11(a) issued in global form issued in accordance with Section 2.13(a) or 2.13(c).

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchaser” has the meaning set forth in the applicable Registration Rights Agreement, if applicable.

“Legended Regulation S Global Note” means a Global Note bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount  of any series of Notes initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means, as applicable, the letter of transmittal to be prepared by the Company and sent to all Holders of any series of Notes for use by such Holders in connection with an Exchange Offer.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Private Placement Legend” means the legend set forth in Section 2.13(d) to be placed on all Notes issued under this Indenture without registration under the Securities Act, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means any registration rights agreement between the Company and the other parties thereto pursuant to which the Company agrees to register one or more specified series of Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding principal amount of the Notes of a particular series sold in reliance on Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the applicable Registration Rights Agreement.

“Unlegended Regulation S Global Note” means a Global Note deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes, and that does not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

The following definition shall be deleted from Section 1.01 of the Indenture:

“Special Record Date” for the payment of any Defaulted Interest (as defined in Section 2.07) means a date fixed by the Trustee pursuant to Section 2.07.

 (c)           Amendments to Article II

(i) The following paragraphs will be added at the end of Section 2.01:

“Any Notes of a particular series offered and sold in reliance on Regulation S shall be issued initially in the form of a Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with The Bank of New York Mellon Trust Company, N.A., as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Following the termination of the Restricted Period, beneficial interests in a Legended Regulation S Global Note may be exchanged for beneficial interests in an Unlegended Regulation S Global Note pursuant to Section 2.13 and the Applicable Procedures.  Simultaneously with the authentication of an Unlegended Regulation S Global Note, the Trustee shall cancel the relevant Legended Regulation S Global Note.  During the Restricted Period, transfers of beneficial interests in a Legended Regulation S Global Note shall be made only to or for the accounts of designated agents holding on behalf of Euroclear or Clearstream.  The aggregate principal amount of any Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Any Notes of a particular series issued under this Indenture and any Exchange Notes subsequently issued for Notes of such series shall be treated as a single series for all purposes under this Indenture.”

(ii) Section 2.05 shall be amended by inserting the following phrase immediately after “Subject to the provisions of Section 2.11, at the option of the Holder,” appearing at the beginning of the second and third paragraphs of Section 2.05:

“and subject to any applicable restrictions set forth in Section 2.13”

(iii) Section 2.07 shall be amended and restated in its entirety as set forth below:

“Interest and Additional Interest, if any, on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered in the Note Register at the close of business on the Regular Record Date for such interest.

Each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.”

(iv) Section 2.11(a) shall be amended by inserting the following phrase immediately after “Except as otherwise specified in Section 2.11 of the Indenture” appearing at the beginning of the last sentence of Section 2.11(a):

“and subject to any applicable restrictions set forth in Section 2.13”

(v)           Section 2.11(b) shall be amended by inserting the following phrase immediately after the phrase "or to a nominee of such successor Depository" appear at the end of the last sentence of Section 2.11(b):

"provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.13(a) or (c) hereof"

(vi)           Section 2.13 shall be added as follows

:

“SECTION 2.13.  Special Transfer Provisions.

(a)           Transfer and Exchange of Beneficial Interests in Restricted Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than any Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 2.13(a)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.13(a)(i) above, the transferor of such beneficial interest must deliver to the Note Registrar (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.13(c), the requirements of this Section 2.13(a)(ii) shall be deemed to have been satisfied upon receipt by the Note Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to Section 2.13(f).

(iii)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.13(a)(ii) above and the Note Registrar receives the following:

(A)           if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit A, including the certifications in item (1) thereof; and

(B)           if the transferee shall take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit A, including the certifications in item (2) thereof.

(iv)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.13(a)(ii) above and:

(A)           such exchange or transfer is effected pursuant an Exchange Offer in accordance with an applicable Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in such Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)           such transfer is effected pursuant to the Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C)           such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D)           the Note Registrar receives the following:

(1)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (a) thereof; or

(2)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit A, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Note Registrar or the Company so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Note Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer pursuant to this Section 2.13(a) is effected at a time when a Global Note has not yet been issued, the Company shall issue and, in accordance with Sections 2.02 and 2.03 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(b)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.13(b), the Note Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.13(b).

(i)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

(A)           if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A, including the certifications in item (1) thereof; and

(B)           if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A, including the certifications in item (3) thereof.

(ii)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)           such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that (1) it is not an affiliate (as defined in Rule 144) of the Company, (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in such Exchange Offer and (3) it is acquiring the Exchange Notes in its ordinary course of business;

(B)           any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C)           any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D)           the Note Registrar receives a certificate from such Holder in the form of Exhibit B, including the certifications in item (c) thereof and, if the Note Registrar so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(c)           Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Company shall issue and, in accordance with Sections 2.02 and 2.03, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not affiliates (as defined in Rule 144) of the Company, (y) they are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in such Exchange Offer and (z) they are acquiring the Exchange Notes in their ordinary course of business and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Global Notes so accepted Unrestricted Global Notes in the appropriate principal amount.

(d)           Private Placement Legend.  Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) that are not registered under the Securities Act shall bear a legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO HSBC FINANCE CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE:  (A) THAT IS AT LEAST [ONE YEAR][40 DAYS] AFTER THE LAST ORIGINAL ISSUE DATE HEREOF; AND (B) ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS NOTE, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS NOTE.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (a)(iv), (b)(ii), (b)(iii) or (c) to this Section 2.13 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(e)           Regulation S Global Note Legend.  Each Regulation S Global Note shall bear a legend in substantially the following form:

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR OTHER NOTES OF THIS SERIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

(f)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes  or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 3.09 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(g)           Certifications, Certificates and Opinions.  All certifications, certificates and opinions of counsel required to be submitted to the Note Registrar pursuant to this Section 2.13 to effect a registration of transfer or exchange may be submitted by facsimile followed by delivery of the original.”

(d)           Amendments to Article III

 (i)           The following sentence shall be added to the end of Section 3.01:

"The Company shall pay Additional interest, if any in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement."

(ii)           The following sentence shall be added to the end of Section 3.07

:

“Additionally, for so long as any Note bearing a Private Placement Legend remains outstanding, the Company shall furnish to the Holders of any such Note and to their prospective transferees, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”

(e)           Amendments to Article VI

(i)           Section 6.08 shall be amended by deleting the Section in its entirety and restating Section 6.08 as set forth below:

“Subject only to Article XI of the Indenture but otherwise notwithstanding any other provision in this Indenture, and to the extent required by applicable law, the Holder of any Note shall have the right which is absolute and unconditional to receive payment of the principal (and premium, if any) and interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.”

(f)           Amendment to Article IX

(i)           Section 9.01 shall be amended by inserting the following phrase after "the performance of every covenant of the Indenture" appearing in clause (1) of Section 9.01:

"and any applicable Registration Rights Agreement"

(g)           Additional Amendment to Indenture Generally

(i)           References in the Indenture to the payment of principal of (and premium, if any) and interest or the payment of accrued interest, shall be amended to insert at the end of each such phrase "Additional Interest, if any".

(h)           Addition of Exhibits

(i)           Exhibits A and B to this First Supplemental Indenture shall be added as Exhibits A and B, respectively, to the Indenture.

Section 3. Miscellaneous Provisions

This First Supplemental Indenture is executed by the Company, and by the Trustee upon the Company’s request, pursuant to the provisions of Section 7.03 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes.  The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company.  The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this First Supplemental Indenture or the due authorization and execution hereof by the Company.

This First Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of such state without regard to the conflicts of law principles.

IN WITNESS WHEREOF, HSBC Finance Corporation has caused this First Supplemental Indenture to be duly signed by its Treasurer, Assistant Treasurer or its Secretary or an Assistant Secretary thereunto duly authorized, and The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, has caused this First Supplemental Indenture to be duly signed by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized.

HSBC FINANCE CORPORATION

By       /s/ William H. Kesler
    Name:  William H. Kesler
    Title:  Executive Vice President
                        and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By           /s/ D.G. Donovan
                       Name:  D. G. Donovan
                       Title: Vice President

EXHIBIT A

FORM OF CERTIFICATE OF TRANSFER

HSBC Finance Corporation
26525 North Riverwoods Blvd.
Mettawa, IL 60045
Attention: [________]

Telephone: (224) 544-[______]

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle St.
Chicago, IL 60602
Attention:  [______________]
Facsimile: (312) [________]

Re:  HSBC Finance Corporation

Reference is hereby made to the Indenture, dated as of December 17, 2008 between HSBC Finance Corporation, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a First Supplemental Indenture, dated as of December 3, 2010 (as supplemented, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the [Note] [Notes] or interest in such [Note] [Notes] specified in Annex A hereto, in the principal amount of $___________ in such [Note] [Notes] or interests (the “Transfer”), to ________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.           Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky Notes laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.           Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore Notes market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person  (other than any Initial Purchaser or Dealer Manager).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.           Check and complete if transfer is pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky Notes laws of any state of the United States, and accordingly the Transferor hereby further certifies that  (check one):

(a)           such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)             such Transfer is being effected to the Company or a subsidiary thereof; or

(c)             such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with any applicable prospectus delivery requirements under the Securities Act.

4.           Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Notes laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Notes laws of any state of the United States and, in the case of a transfer from a Restricted Global Note or a Restricted Definitive Note, the Transferor hereby further certifies that (a) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore Notes market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (b) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (c) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (d) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky Notes laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

NYDOCS01/1096107.6                                                                  A-

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:

Name:

Title:

Please designate your DTC Participant's name and Participant Number and provide contact information below:

Name of DTC Participant:___________________________________
DTC Participant Number: ____________
Client Reference No.:_______________________________________

Contact Information
      Name: __________________________________
      Telephone No.: ___________________________
      Fax No.: ________________________________
      Email: __________________________________

NYDOCS01/1096107.6                                                                  A-

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           a beneficial interest in the:

(i)           144A Global Note (CUSIP __________); or

(ii)           Regulation S Global Note (CUSIP __________); or

(b)           a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE]

(a)           a beneficial interest in the:

(i)           144A Global Note (CUSIP __________); or

(ii)           Regulation S Global Note (CUSIP __________); or

(iii)           Unrestricted Global Note (CUSIP __________); or

(b)           a Restricted Definitive Note; or

(c)           an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

NYDOCS01/1096107.6                                                                  A-

EXHIBIT B

FORM OF CERTIFICATE OF EXCHANGE

HSBC Finance Corporation
26525 North Riverwoods Blvd.
Mettawa, IL 60045
Attention: [________]

Telephone: (224) 544-[______]

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle St.
Chicago, IL 60602
Attention:  [______________]
Facsimile: (312) [________]

Re:  HSBC Finance Corporation - [Insert  Title of Notes]

Reference is hereby made to the Indenture, dated as of December 17, 2008, as supplemented between HSBC Finance Corporation, a Delaware corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a First Supplemental Indenture, dated as of December 3, 2010 (as supplemented, the “Indenture”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the [Note] [Notes] or interest in such [Note] [Notes] specified herein, in the principal amount of $____________ in such [Note] [Notes] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

(a)           Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky Notes laws of any state of the United States.

(b)           Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky Notes laws of any state of the United States.

(c)           Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky Notes laws of any state of the United States.

(d)           Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

NYDOCS01/1096107.6                                                                   B-

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:

Name:

Title:

Please designate your DTC Participant's name and Participant Number and provide contact information below:

Name of DTC Participant:___________________________________
DTC Participant Number: ____________
Client Reference No.:_______________________________________

Contact Information
      Name: __________________________________
      Telephone No.: ___________________________
      Fax No.: ________________________________
      Email: __________________________________

NYDOCS01/1096107.6                                                                   B-